Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Smart for Life, Inc.

Fort Lauderdale, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-263018 and 333-263019) of Smart for Life, Inc. of our report, dated March 31, 2023, relating to the consolidated financial statements of Smart for Life, Inc. at and for the years ended December 31, 2022 and 2021, which appear in this Form 10-K.

/s/ Daszkal Bolton, LLP

Fort Lauderdale, Florida

March 31, 2023